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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): July 1, 2003

                                   NTELOS INC.
               (Exact Name of Registrant as Specified in Charter)



        Virginia                       0-16751                   54-1443350
(State of Incorporation)       (Commission File Number)         (IRS Employer



                                 P. O. Box 1990
                           Waynesboro, Virginia 22980
                    (Address of principal executive offices)


                                 (540) 946-3500
              (Registrant's telephone number, including area code)






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Item 5.    Other Events and Regulation FD Disclosure

         As previously reported, on March 4, 2003, NTELOS Inc. and certain of its subsidiaries filed voluntary petitions to reorganize under Chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court")(Case No. 03-32094).

         The company announced that, on July 1, 2003, the Bankruptcy Court approved the Disclosure Statement, which provides details regarding the company's Joint Plan of Reorganization. The Bankruptcy Court's approval of the Disclosure Statement, dated July 1, 2003, allows the company to commence soliciting votes for confirmation of its Joint Plan of Reorganization. The Disclosure Statement and ballots are expected to be mailed on or about July 7, 2003, with a deadline for returning completed ballots of August 1, 2003. The Court's confirmation hearing is expected to be held on August 11, 2003.

         The Joint Plan of Reorganization is subject to, among other things, a vote of the various classes of constituents, confirmation by the Bankruptcy Court, the new investment by certain of the company's senior noteholders and access to an exit financing credit facility, as described in Disclosure Statement.

         Persons who are entitled to vote on the Joint Plan of Reorganization should obtain and read the Bankruptcy Court approved Disclosure Statement prior to voting to accept or reject the Joint Plan of Reorganization. The full text of the Disclosure Statement and the Joint Plan of Reorganization, each dated as of July 1, 2003, are available on the company's website at www.ntelos.com.

         A copy of the company's press release is attached hereto as Exhibit
99.1 and is incorporated in its entirety herein by reference.


Item 7.    Financial Statements and Exhibits.

   (c) Exhibits.


Exhibit No.   Description
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99.1           Press release dated July 2, 2003 announcing that the Bankruptcy
               Court has approved the Disclosure Statement in connection with the Joint Plan of Reorganization



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  NTELOS INC.
                                 (Registrant)


                                  By:   /s/ Michael B. Moneymaker
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                                      Michael B. Moneymaker
                                      Executive Vice President and Chief
                                      Financial Officer, Treasurer and Secretary


Date: July 2, 2003